Exhibit 4.9

Ready Capital Corporation

(formerly known as Sutherland Asset Management Corporation)

as Issuer

U.S. Bank National Association

as Trustee

Amendment No. 1

Dated as of February 26, 2019

to the Second Supplemental Indenture

Dated as of April 27, 2018

to the Indenture

Dated as of August 9, 2017

6.50% Senior Notes due 2021

i

AMENDMENT NO. 1 TO SECOND SUPPLEMENTAL INDENTURE (this “Amendment No. 1”), dated as of February 26,  2019, between Ready Capital Corporation (formerly known as Sutherland Asset Management Corporation), a Maryland corporation (the “Company”), and U.S. Bank National Association (the “Trustee”), as trustee under the Indenture dated as of August 9, 2017, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture (and together with the Second Supplemental Indenture, dated as of April 27, 2018 (the “Second Supplemental Indenture”), each as amended by this Amendment No. 1 and as further amended or supplemented from time to time, the “Indenture”), which provides, among other things, for the issuance, from time to time, of the Company’s senior unsecured debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture and the Second Supplemental Indenture, the Company established and issued a series of its Securities designated as its 6.50% Senior Notes due 2021(the “Notes”);

WHEREAS, Section 7.01(e) of the Second Supplemental Indenture provides for, without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee to make any change that does not adversely affect the rights of any Holder;

WHEREAS, Sutherland Asset Management Corporation has changed its name to Ready Capital Corporation and the Company desires to enter into this Supplemental Indenture for the purpose of evidencing such name change; and

WHEREAS, the Company desires (i) that the existing Global Security representing the Notes be cancelled by the Trustee and (ii) in exchange, a Global Security identical to such cancelled Global Security in all respects, except that the name of the Company and the CUSIP identifier and date of execution reflected on such Global Security shall be updated, be immediately executed by the Company and authenticated and delivered by the Trustee to the Holders, substantially in the forms set forth in Exhibit A hereto;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Amendment No. 1;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Securityholders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Securityholders, as follows:

Section 1.01         Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms shall have the meanings assigned thereto in the Indenture.

Section 1.02         Name. For the avoidance of doubt, all references in the Second Supplemental Indenture to “Sutherland Asset Management Corporation” shall mean “Ready Capital Corporation.”

Section 1.03         Effect on Successors and Assigns. Notwithstanding Section 12.12 of the Base Indenture, all agreements of the Company, the Trustee, the Security Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities will bind their respective successors.

Section 1.04         Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

Section 1.05         Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 1.06         Ratification of Base Indenture. The Base Indenture, as supplemented by the First Supplemental Indenture, as amended by this Amendment No. 1, is in all respects ratified and confirmed, and the First Supplemental Indenture, as amended by this Amendment No. 1, shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

[Remainder of the page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

READY CAPITAL CORPORATION

By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Authorized Person

[Signature Page to Amendment No. 1 to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

[Signature Page to Amendment No. 1 to First Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

No.:                      [                 ]

CUSIP:                75574U 309

ISIN:                    US75574U3095

Principal Amount $[                 ]

 [as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto]1

Ready Capital Corporation

6.50% Senior Notes due 2021

Ready Capital Corporation (formerly known as Sutherland Asset Management Corporation), a Maryland corporation, promises to pay to [                 ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[                 ] on August 30, 2021 (the “Maturity Date”).

Interest Payment Dates: January 30, April 30, July 30 and October 30, beginning on July 30, 2018.

Regular Record Dates: January 15, April 15, July 15 and October 15.

Additional provisions of this Security are set forth on the other side of this Security.

1    Include for Global Securities only.

IN WITNESS WHEREOF, READY CAPITAL CORPORATION has caused this instrument to be duly signed.

Ready Capital Corporation

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE OF SECURITY]

READY CAPITAL CORPORATION

6.50% Senior Notes due 2021

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture dated as of August 9, 2017 (herein called the “Base Indenture”), and as further supplemented by the Supplemental Indenture, dated as of August 9, 2017, as amended by Amendment No. 1 to the Supplemental Indenture, dated as of February 26, 2019 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”) by and between the Company and U.S. Bank National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities shall not be redeemed by the Company prior to April 30, 2019. As provided in and subject to the provisions of the Indenture, on or after April 30, 2019, the Company may redeem the Securities for cash, in whole or from time to time in part, at the Company’s option, at a redemption price, prior to April 30, 2020 equal to 101% of the principal amount of the Securities to be redeemed, and on or after April 30, 2020 equal to 100% of the principal amount of the Securities to be redeemed, in each case plus accrued and unpaid interest thereon to but excluding, the redemption date, and upon the occurrence of certain conditions specified in the Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Change of Control Repurchase Event, the Company will make an offer purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $25.00 or an integral multiple of $25.00 in excess thereof, on the Change of Control Payment Date at a price equal to the Change of Control Payment for such Change of Control Payment Date.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of a Change of Control Payment for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Change of Control Payment or the Redemption Price) and interest on this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $25.00 and integral multiples of $25.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM	Tenants in common
TEN ENT	Tenants by the entireties
JT TEN	Tenants with right of Survivorship and not as tenants in common
CUST	Custodian
U/G/M/A	Uniform Gift to Minors Act

Additional abbreviations may also be used though not in the above list.

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

ATTACHMENT 1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      to                      transfer the said Security on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program